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                                   EXHIBIT 21

                      FIRST COMMUNITY FINANCIAL GROUP, INC.
                     Subsidiaries Owned at December 31, 1998


Name of Subsidiary                        Trade Name      State of Incorporation
------------------                        ---------       ----------------------

First Community Bank of Washington           Same               Washington

Information Management Systems, Inc.(1)      Same               Washington

FCB Financial Services, Inc.                 Same               Washington



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     (1) On January 20, 1999, Information Management Systems ("IMS")
was merged with and into First Community Bank of Washington.